Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100406431-41
	Filing Date and Time 06/02/2010 7:41 AM
	Entity Number E0285182010-9

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Amazonica, Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: InCorp Services, Inc. Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 — Par value per share: $ .001 — Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Andre Caetano Name 375 N. Stephanie St. · Suite 1411 / Henderson / NV / 89014-8909 Street Address / City / State / Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Doug Ansell on behalf of InCorp Services, Inc. X [signature] Name / Incorporator Signature 375 N. Stephanie St. · Suite 1411 / Henderson / NV / 89014-8909 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — May 21, 2010 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised on 7-1-08

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that AMAZONICA, CORP., did on June 2, 2010, file in this office the original Articles of

Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my

hand and affixed the Great Seal of State, at my

office on June 14, 2010.

ROSS MILLER

Secretary of State

Certified By: G Ramos

Certificate Number: C20100607-2353

You may verify this certificate

online at http://www.nvsos.gov/